Exhibit 99.2

ONEOK PARTNERS, L.P.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The pro forma combined financial statements are based upon the combined historical financial position and results of operations of ONEOK Partners, L.P. (ONEOK Partners) and the ONEOK Energy Assets. The pro forma combined financial statements give effect to the following transactions (collectively the “Transaction”).

ONEOK Transactions

In April 2006, under the terms of a Contribution Agreement, ONEOK Partners acquired all of ONEOK, Inc.’s (ONEOK’s) gathering and processing and pipelines and storage assets for approximately 36.5 million Class B units. The Class B limited partner units and the related general partner interest contribution were valued at approximately $1.65 billion. Under the terms of the ONEOK Purchase and Sale Agreement, ONEOK Partners purchased all of ONEOK’s natural gas liquids assets for $1.35 billion in cash. ONEOK Partners used $1.05 billion drawn under the Bridge Facility, coupled with the proceeds from the sale of 20 percent of its partnership interest in Northern Border Pipeline Company, to finance the transaction. The transactions were recorded at historical cost rather than at fair value since these transactions were between affiliates under common control.

The units issued to ONEOK are a newly created Class B limited partner unit with the same distribution rights as the outstanding common units, but have limited voting rights and are subordinated related to cash distributions to the common units. Distributions on the Class B units will be prorated from the date of issuance. ONEOK Partners will hold a special election for holders of common units as soon as practical, but within 12 months of issuing the Class B units, to approve the conversion of the Class B units into common units and to approve certain amendments to the partnership agreement. The proposed amendments grant voting rights for common units held by the general partner if a vote is held to remove the general partner and require fair market value compensation for the general partner interest if the general partner is removed. If the common unit holders do not approve the conversion and amendments, the Class B unit distribution rights would increase to 115 percent of the distributions paid on the common units. If the common unit holders vote to remove ONEOK or its affiliates as the general partner of ONEOK Partners at any time prior to the approval of the conversion and certain amendments to ONEOK Partners partnership agreement, the Class B units distribution rights would continue to be subordinated in the manner described above unless and until the conversion described above has been approved, and the amount payable on such Class B units would increase to 125 percent of the distributions payable with respect to the common units.

Disposition of 20 percent Interest in Northern Border Pipeline Company

In April 2006, under the terms of a Partnership Interest Purchase and Sale Agreement dated as of December 31, 2005, ONEOK Partners completed the sale of a 20 percent partnership interest in Northern Border Pipeline Company (Northern Border Pipeline) to TC PipeLines Intermediate Limited Partnership (TC PipeLines) for approximately $297 million. ONEOK Partners and TC PipeLines each now own a 50 percent interest in Northern Border Pipeline and ONEOK Partners will no longer consolidate Northern Border Pipeline in its financial statements. Instead, ONEOK Partners’ ownership of Northern Border Pipeline will be reported as an investment in unconsolidated affiliates on its balance sheet. ONEOK Partners’ share of Northern Border Pipeline’s operating results is reported as equity earnings in unconsolidated affiliates on the pro forma combined statements of income. ONEOK Partners recorded a gain on sale of approximately $113.9 million. For purposes of the pro forma statements of income, the gain on sale has been excluded from the presentation, but is reflected in the pro forma combined balance sheet.

Bridge Facility

On April 6, 2006, ONEOK Partners entered into a $1.1 billion 364-day credit agreement with a syndicate of banks and borrowed $1.05 billion to complete the Transaction. The interest rate applied to amounts outstanding under the Bridge Facility may, at our option, be the lender’s base rate or an adjusted London Interbank Offered Rate plus a spread that is based upon our long-term unsecured debt ratings.

Basis of Presentation

The unaudited pro forma combined balance sheet of ONEOK Partners as of March 31, 2006 combines the balance sheets of ONEOK Partners as of March 31, 2006, and the ONEOK Energy Assets as of March 31, 2006, after giving effect to the deconsolidation of Northern Border Pipeline and the pro forma adjustments, and has been prepared as if the Transaction had occurred on March 31, 2006. The unaudited pro forma combined statements of income for the year ended December 31, 2005, combines the statements of income for ONEOK Partners for the year ended December 31, 2005, and the ONEOK Energy Assets for the year ended December 31, 2005, after giving effect to the deconsolidation of Northern Border Pipeline and the pro forma adjustments, and has been prepared as if the Transaction had occurred on January 1, 2005. The unaudited pro forma combined statements of income for the three month period ended March 31, 2006, combines the statements of income for ONEOK Partners for the three month period ended March 31, 2006, and the ONEOK Energy Assets for the three month period ended March 31, 2006, after giving effect to the deconsolidation of Northern Border Pipeline and the pro forma adjustments, and has been prepared as if the Transaction had occurred on January 1, 2005.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the consolidated results of operations of ONEOK Partners in future periods or as it would have been had the acquisition occurred on January 1, 2005. The unaudited pro forma financial information should be read in conjunction with the historical financial statements of ONEOK Partners and the notes thereto included in the ONEOK Partners annual report on Form 10-K for the year ended December 31, 2005, and the ONEOK Partners quarterly report on Form 10-Q for the quarter ended March 31, 2006, as well as the ONEOK Energy Assets historical financial statements and the related notes thereto, which are included in this Current Report on Form 8-K as Exhibit 99.1.

ONEOK PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENT OF INCOME

(Unaudited)

	Quarter Ended March 31, 2006
	ONEOK Partners, L.P. Historical	ONEOK Energy Assets Historical	Northern Border Pipeline Historical	Pro Forma Adjustments		As Adjusted
	(In thousands except per unit amounts)
Operating revenue	$170,799	$1,162,571	$(79,827)	$—		$1,253,543
Cost of sales and fuel	44,021	1,013,851	—	—		1,057,872

Net margin	126,778	148,720	(79,827)	—		195,671

Operating expenses:
Operations and maintenance	31,643	47,530	(9,458)	—		69,715
Depreciation and amortization	21,294	19,277	(14,566)	—		26,005
Taxes other than income	10,178	4,407	(8,106)	—		6,479

Operating expenses	63,115	71,214	(32,130)	—		102,199

Operating income	63,663	77,506	(47,697)	—		93,472

Interest expense	22,704	21,281	(10,689)	13,388	f	25,403
				(21,281	)h

Other income (expense)	6,951	1,760	(345)	18,677	i	27,043

Minority interest in net income	11,206	—	—	(11,206	)j	—

Income from continuing operations before income taxes	36,704	57,985	(37,353)	37,776		95,112
Income taxes	2,027	22,167	—	(22,167	)k	2,027

Income from continuing operations	$34,677	$35,818	$(37,353)	$59,943		$93,085

Calculation of limited partners’ interest in income from continuing operations:
Income from continuing operations	$34,677					$93,085
Less: General partners’ interest in income from continuing operations	3,822			8,095	l	11,917

Limited partners’ interest in income from continuing operations	$30,855					$81,168

Limited partners’ per unit income:
Income from continuing operations	$0.67					$0.98

Number of units used in computation	46,397					82,891

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

ONEOK PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENT OF INCOME

(Unaudited)

	Year Ended December 31, 2005
	ONEOK Partners, L.P. Historical	ONEOK Energy Assets Historical	Northern Border Pipeline Historical	Pro Forma Adjustments		As adjusted
	(In thousands except per unit amounts)
Operating revenue	$678,560	$3,423,775	$(321,651)	$—		$3,780,684
Cost of sales and fuel	167,257	2,956,917	—	—		3,124,174

Net margin	511,303	466,858	(321,651)	—		656,510

Operating expenses:
Operations and maintenance	129,950	170,761	(39,506)	—		261,205
Depreciation and amortization	86,010	59,104	(58,052)	—		87,062
Taxes other than income	38,575	20,987	(31,345)	—		28,217

Operating expenses	254,535	250,852	(128,903)	—		376,484

Operating income	256,768	216,006	(192,748)	—		280,026

Interest expense	86,903	33,684	(42,635)	40,215	g	84,483
				(33,684	)h

Other income (expense)	28,108	(7,827)	(2,133)	76,123	i	94,271

Minority interest in net income	45,674	—	—	(45,674	)j	—

Income from continuing operations before income taxes	152,299	174,495	(152,246)	115,266		289,814
Income taxes	5,792	66,959	—	(66,959	)k	5,792

Income from continuing operations	$146,507	$107,536	$(152,246)	$182,225		$284,022

Calculation of limited partners’ interest in income from continuing operations:
Income from continuing operations	$146,507					$284,022
Less: General partners’ interest in income from continuing operations	10,890			6,074	l	16,964

Limited partners’ interest in income from continuing operations	$135,617					$267,058

Limited partners’ per unit income:
Income from continuing operations	$2.92					$3.22

Number of units used in computation	46,397					82,891

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

ONEOK PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA COMBINED BALANCE SHEET

(Unaudited)

	March 31, 2006
	ONEOK Partners, L.P. Historical	ONEOK Energy Assets Historical	Northern Border Pipeline Historical	Pro Forma Adjustments		As Adjusted
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$18,730	$5,190	$(15,065)	$1,050,000	a	$5,812
				(1,350,000	)b
				296,957	c
Accounts receivable, net	64,832	254,458	(29,883)	—		289,407
Gas and natural gas liquids in storage	—	186,549	—	—		186,549
Commodity exchanges	—	39,704	—	—		39,704
Other current assets	14,784	36,270	(4,513)	—		46,541

Total current assets	98,346	522,171	(49,461)	(3,043)		568,013

Property, plant and equipment, net	1,915,844	2,009,316	(1,511,488)	—		2,413,672

Investment in unconsolidated affiliates and other	321,386	65,714	(22,595)	458,636	e	823,141
Goodwill and intangibles	152,782	515,192	—	—		667,974

Total assets	$2,488,358	$3,112,393	$(1,583,544)	$455,593		$4,472,800

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$238,000	$—	$(7,000)	$1,050,000	a	$1,281,000
Accounts payable	34,326	363,182	(11,417)	—		386,091
Commodity exchanges	—	140,228	—	—		140,228
Other	55,008	51,908	(41,343)	(22,266	)d	43,307

Total current liabilities	327,334	555,318	(59,760)	1,027,734		1,850,626

Due to Parent	—	864,093	—	(864,093	)d	—

Long-term debt, net of current maturities	1,090,905	—	(601,448)	—		489,457

Minority interests in partners’ equity	275,196	5,284	—	(275,182	)e	5,298

Deferred credits and other liabilities	29,558	398,340	(5,064)	(374,476	)d	48,358

Partners capital	762,322	—	(915,399)	1,200,231	b	2,076,431
				915,399	e
				113,878	e
Shareholder’s equity	—	1,289,396	—	(2,550,231	)b	—
				1,260,835	d
Accumulated other comprehensive income (loss)	3,043	(38)	(1,873)	1,498	e	2,630

Total partners’ equity	765,365	1,289,358	(917,272)	941,610		2,079,061

Total liabilities and partners’ equity	$2,488,358	$3,112,393	$(1,583,544)	$455,593		$4,472,800

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

ONEOK PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited pro forma combined financial statements do not give effect to any restructuring cost, potential cost savings, or other operating efficiencies that are expected to result from the Transaction. The unaudited pro forma combined financial statements are based on certain assumptions and do not purport to be indicative of the results which would have been achieved if the Transaction had been consummated on the dates indicated or which may be achieved in the future.

The pro forma financial statements give effect to the Transaction:

ONEOK Transactions

In April 2006, under the Contribution Agreement, ONEOK Partners acquired all of ONEOK’s gathering and processing and pipelines and storage assets for approximately 36.5 million Class B units. The Class B limited partner units and the related general partner interest contribution were valued at approximately $1.65 billion. Under the ONEOK Purchase and Sale Agreement, ONEOK Partners purchased all of ONEOK’s natural gas liquids assets for $1.35 billion in cash. ONEOK Partners used $1.05 billion drawn under the Bridge Facility, coupled with the proceeds from the sale of the 20 percent partnership interest in Northern Border Pipeline Company, to finance the transaction. The transactions are recorded at historical cost rather than at fair value since these transactions were between affiliates under common control.

Disposition of 20 Percent Interest in Northern Border Pipeline

In April 2006, under the Partnership Interest Purchase and Sale Agreement dated as of December 31, 2005, ONEOK Partners completed the sale of a 20 percent partnership interest in Northern Border Pipeline to TC PipeLines for approximately $297 million. ONEOK Partners and TC PipeLines each now own a 50 percent interest in Northern Border Pipeline and ONEOK Partners will no longer consolidate Northern Border Pipeline. Instead, ONEOK Partners’ ownership of Northern Border Pipeline will be reported as an investment in unconsolidated affiliates on the balance sheet. ONEOK Partners’ share of Northern Border Pipeline’s operating results is reported as other income (expense) in the pro forma combined statements of income. ONEOK Partners recorded a gain on sale of approximately $113.9 million. For purposes of the pro forma statements of income, the gain on sale has been excluded from the presentation, but is reflected in the pro forma combined balance sheet.

The unaudited pro forma combined balance sheet of ONEOK Partners as of March 31, 2006, combines the balance sheets of ONEOK Partners as of March 31, 2006 and ONEOK Energy Assets as of March 31, 2006, after giving effect to the deconsolidation of Northern Border Pipeline and the pro forma adjustments, and has been prepared as if the Transaction had occurred on March 31, 2006. The unaudited pro forma combined statements of income for the year ended December 31, 2005, combines the statements of income for ONEOK Partners for the year ended December 31, 2005, and ONEOK Energy Assets for the year ended December 31, 2005, after giving effect to the deconsolidation of Northern Border Pipeline and the pro forma adjustments, and has been prepared as if the Transaction had occurred on January 1, 2005. The unaudited pro forma combined statements of income for the three month period ended March 31, 2006, combines the statements of income for ONEOK Partners for the three month period ended March 31, 2006, and ONEOK Energy Assets for the three month period ended March 31, 2006, after giving effect to the deconsolidation of Northern Border Pipeline and the pro forma adjustments, and has been prepared as if the Transaction had occurred on January 1, 2005.

2. PRO FORMA ADJUSTMENTS

(a)	Reflects the proceeds from borrowings under the Bridge Facility.

(b)	Reflects purchase of the ONEOK Energy Assets from ONEOK for cash of $1.35 billion and 36.5 million Class B Common Units. The ONEOK Transactions are accounted for at historical cost rather than at fair value since these transactions were between affiliates under common control. Accordingly, the value assigned to the Class B Common Units is based on historical cost of the assets and liabilities of ONEOK Energy Assets and is calculated as follows.

Historical book value of ONEOK Energy Assets, net of liabilities retained by ONEOK, at March 31, 2006	$2,550,231
Less – Cash paid	1,350,000

Carryover basis assigned to Class B Common Units	$1,200,231

(c)	Reflects proceeds of $297.0 million from the sale of a 20 percent interest in Northern Border Pipeline.

(d)	Reflects the elimination of assets and liabilities retained by ONEOK, including deferred income taxes, income taxes payable and amounts due to parent.

(e)	Reflects ONEOK Partners’ investment in Northern Border Pipeline, eliminates minority interest in partners capital related to Northern Border Pipeline and records gain of $113.9 million related to sale of 20 percent interest in Northern Border Pipeline.

(f)	Reflects interest expense related to borrowings under the Bridge Facility at an interest rate of 5.10 percent. A 1/8 percent change in the interest rate on the $1.05 billion of borrowings under the Bridge Facility would change interest expense by approximately $.3 million.

(g)	Reflects interest expense related to borrowings under the Bridge Facility at an interest rate of 3.83 percent. A 1/8 percent change in the interest rate on the $1.05 billion of borrowings under the Bridge Facility would change interest expense by approximately $1.3 million.

(h)	Reflects elimination of interest expense for the ONEOK Energy Assets related to debt retained by ONEOK.

(i)	Reflects equity earnings from 50 percent ownership interest of Northern Border Pipeline.

(j)	Reflects elimination of minority interest in net income related to the deconsolidation of Northern Border Pipeline.

(k)	Reflects elimination of income taxes for the ONEOK Energy Assets.

(l)	Reflects calculation of general partner earnings, including incentive distribution rights as allowed under the ONEOK Partners partnership agreement, as if all earnings for the period were distributed. This assumption is for purposes of the unaudited pro forma combined statements of income only and may not be reflective of actual distributions made by ONEOK Partners if the Transaction had occurred on January 1, 2005, or distributions that may be made in future periods.